Registration No. 333-

As filed with the Securities and Exchange Commission on April 22, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCYNEXIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	56-2181648
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3501 C Tricenter Boulevard

Durham, North Carolina 27713

(919) 544-8600

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Marco Taglietti, M.D.

Chief Executive Officer

SCYNEXIS, Inc.

3501 C Tricenter Boulevard

Durham, North Carolina 27713

(919) 544-8600

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington Brett D. White Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Charles F. Osborne Chief Financial Officer SCYNEXIS, Inc. 3501 C Tricenter Boulevard Durham, North Carolina 27713 (919) 544-8600	Curtis L. Mo Torrie C. Nute DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303 (650) 833-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (File No. 333-203314)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant is an “emerging growth company” as defined in Section 2(a) of the Securities Act. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.0001 par value per share	$6,899,990	$802

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The registrant previously registered securities at an aggregate offering price not to exceed $34,500,000 on a Registration Statement on Form S-1 (File No. 333-203314), which was declared effective by the Securities and Exchange Commission on April 22, 2015. Includes the aggregate offering price of shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely for the purpose of registering an increase in the maximum aggregate offering price of $6,899,990. This 462(b) Registration Statement relates to the public offering of shares of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-203314), which was initially filed on April 9, 2015, and which, as amended, was declared effective by the Securities and Exchange Commission on April 22, 2015. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-203314), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statements Schedules:

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, State of North Carolina, on April 22, 2015.

SCYNEXIS, INC.

By:	/s/ Marco Taglietti, M.D.
Marco Taglietti, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marco Taglietti, M.D. Marco Taglietti, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2015

/s/ Charles F. Osborne, Jr. Charles F. Osborne, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	April 22, 2015

*. Pamela J. Kirby, Ph.D.	Chairman of the Board of Directors	April 22, 2015

* Yves J. Ribeill, Ph.D.	President and Director	April 22, 2015

* Laurent Arthaud	Director	April 22, 2015

* Steven C. Gilman, Ph.D.	Director	April 22, 2015

* Ann F. Hanham, Ph.D.	Director	April 22, 2015

* Patrick J. Langlois, Ph.D.	Director	April 22, 2015

* Guy Macdonald	Director	April 22, 2015

* Jean-Yves Nothias, Ph.D.	Director	April 22, 2015

*. Edward E. Penhoet, Ph.D.	Director	April 22, 2015

*	Pursuant to Power of Attorney

By:	/s/ Charles F. Osborne, Jr.
Charles F. Osborne, Jr. Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP (incorporated by reference and filed with the SEC as Exhibit 5.1 to our Form S-1, filed with the SEC on April 20, 2015, SEC File No. 333-203314).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (incorporated by reference and filed with the SEC as Exhibit 23.2 to our Form S-1, filed with the SEC on April 20, 2015, SEC File No. 333-203314).

24.1	Power of Attorney (incorporated by reference and filed with the SEC as Exhibit 24.1 to our Form S-1, filed with the SEC on April 20, 2015, SEC File No. 333-203314).